UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2018

CARRIZO OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

Press Release

On August 14, 2018, Carrizo Oil & Gas, Inc. (the “Company”) issued a press release announcing that Carrizo (Permian) LLC, a wholly-owned subsidiary of the Company, entered into the Devon Purchase Agreement (as defined below). The press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Hedging Update

We use commodity derivative instruments to reduce our exposure to commodity price volatility for a portion of our forecasted production and thereby achieve a more predictable level of cash flows to support our capital expenditure program and fixed costs. The following table sets forth a summary of the crude oil derivative positions at the weighted average contract prices that have been entered into subsequent to June 30, 2018 through August 10, 2018, including those that were disclosed in “Note 14. Subsequent Events” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Period	Type of Contract	Index (1)	Volumes (Bbls/d)	Fixed Price ($/Bbl)
2019
Q1	Basis Swaps	Midland WTI-Cushing WTI	2,500	($6.94)
Q2	Basis Swaps	Midland WTI-Cushing WTI	3,000	(6.94)
Q3	Basis Swaps	Midland WTI-Cushing WTI	3,500	(6.94)
Q4	Basis Swaps	Midland WTI-Cushing WTI	5,000	(4.00)
2020
Q1	Basis Swaps	Midland WTI-Cushing WTI	5,000	(1.90)
Q3	Basis Swaps	Midland WTI-Cushing WTI	1,000	(1.10)

(1)	The index price paid under these basis swaps is Midland WTI and the index price received is Cushing WTI less the fixed price differential.

None of the information furnished in this Item 7.01 and the accompanying exhibit will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company, that the information in this Item 7.01 and the accompanying exhibit is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 8.01 Other Events.

On August 13, 2018, Carrizo (Permian) LLC, a wholly-owned subsidiary of the Company, entered into a purchase and sale agreement (the “Devon Purchase Agreement”) with Devon Energy Production Company, L.P. (“Devon”), a subsidiary of Devon Energy Corporation, to acquire approximately 10,600 gross (9,600 net) acres located in the Delaware Basin in Reeves and Ward Counties, Texas (the “Devon Properties”), for an agreed upon price of $215.0 million, subject to purchase price adjustments, which relate to the net cash flows from an April 1, 2018 effective date to the closing date, as well as title and other customary adjustments (the “Pending Acquisition”). Under one of the Company’s existing joint operating agreements (the “JOA”) covering acreage in the vicinity of the Devon Properties, the other party to the JOA has a right to purchase a 20% interest in approximately 83% of the total acres within the Devon Properties acquired by the Company at a price based on the Company’s cost to acquire such Devon Properties. This right is exercisable for a 30-day period after the Company delivers a specified notice upon the closing of the Pending Acquisition. The Company paid $21.5 million as a deposit on August 13, 2018, and a balance of $193.5 million remains payable, subject to adjustments discussed above. The Company currently expects the Pending Acquisition to close early in the fourth quarter of 2018, subject to satisfaction of specified closing conditions.

The Company currently estimates that the Devon Properties may contain over 100 drilling locations in Wolfcamp A, Upper Wolfcamp B and Lower Wolfcamp B of the Wolfcamp Formation, and upside development potential in other targets within the Wolfcamp and the Bone Springs Formations. A significant portion of the acreage is contiguous to existing Company acreage, which the Company believes provides it with operational synergies as it relates to infrastructure, surface use and well configuration. Based on information provided by the seller, the Company estimates that net production from the Devon Properties during the month of July 2018 averaged approximately 2,500 Boe/d (60% oil) from 24 gross (23 net) wells.

Devon is the operator with respect to 90% of the acreage associated with the Devon Properties, and they hold an approximately 90% average working interest and approximately 71% average net revenue interest across the Devon Properties. Approximately 94% of the acreage is held by production, and the Company does not anticipate any significant drilling requirements to hold the remaining acreage through the primary term.

The completion of the Pending Acquisition is subject to specified closing conditions and to the right of one or both of the parties to terminate the transaction, including in the event that more than specified adjustments in the purchase price are required. If one or more of the closing conditions are not satisfied, or if the transaction is otherwise terminated, the Pending Acquisition may not be completed. The Company has paid a performance deposit to the seller, which is refundable only in specified circumstances if the transaction is not consummated. The definitive agreement contains customary representations, warranties and covenants and also includes indemnification provisions under which the parties thereto have agreed to indemnify each other against certain liabilities. There can be no assurance that the Company will acquire the Devon Properties on the terms described or at all. Even if the Company consummates the Pending Acquisition, it may not be able to achieve the expected benefits of the Pending Acquisition. There can be no assurance that the Pending Acquisition will be beneficial to the Company. The Company may not be able to integrate the Devon Properties without increases in costs, losses in revenues or other difficulties.

The Company’s assessment of the Devon Properties to date has been limited, and even by the time of closing, it will not reveal all existing or potential problems, nor will it permit the Company to become familiar enough with the properties to assess fully their capabilities and deficiencies. The Company may not have recourse for liabilities and other problems associated with the Pending Acquisition that the Company does not discover prior to the expiration date related to such matters under the Devon Purchase Agreement.

The Company intends to finance the purchase price for the Pending Acquisition that is due at closing, subject to market conditions and other factors, with net proceeds from an equity financing. The Pending Acquisition, however, is not conditioned upon the Company’s receipt of any financing.

Statements in this report that are not historical facts, including but not limited to those related to the Company’s ability to realize integration or any other expected benefits or effects of any acquisition, the timing, final purchase price or consummation of the acquisition, capital requirements, upside potential, the estimated production results and financial performance, timing, levels of and potential production and other statements that are not historical facts, are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include assumptions regarding satisfaction of closing conditions of the acquisition, failure of the acquisition to close, failure to realize the anticipated benefits of the acquisition, effects of purchase price adjustments, market conditions, integration and other acquisition risks, exercise of third party purchase rights under area of mutual interest provisions under joint operating agreement, midstream agreement provisions, transportation issues, well costs, estimated recoveries, results of wells and testing, failure of actual production to meet expectations, results of infrastructure program, performance of rig operators, spacing test results, availability of gathering systems, costs and availability of oilfield services, actions by governmental authorities, joint venture partners, industry partners, lenders and other third parties, actions by purchasers or sellers of properties, risks and effects of acquisitions and dispositions, market and other conditions, risks regarding financing, capital needs, availability of well connects, capital needs and uses, commodity price changes, effects of the global economy on exploration activity, results of and dependence on exploratory drilling activities, operating risks, right-of-way and other land issues, availability of capital and equipment, weather, and other risks described in the Company’s Form 10-K for the year ended December 31, 2017 and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 14, 2018 announcing agreement for the acquisition of acreage in the Delaware Basin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ David L. Pitts
Name:	David L. Pitts
Title:	Vice President and Chief Financial Officer

Date: August 14, 2018

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